Exhibit 23.2:  Consent of independent public accountant

We consent to the reference to our firm under the heading "Experts" and to the use of our reports dated April 12, 2001 (except with respect to Notes 9 and 10, as to which the date is November 19, 2001) and December20, 2000, in the Registration Statement (Form SB-2 No. 333-69084) and related Prospectus of Specialized Solutions, Inc. dated January 17, 2002.

/s/ Bella, Hermida, Gillman, Hancock & Mueller

Bella, Hermida, Gillman, Hancock & Mueller
Plant City, Florida
February 14, 2002